As filed with the Securities and Exchange Commission on August 23, 1996
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                                CAERE CORPORATION
             (Exact name of registrant as specified in its charter)
                               __________________

           DELAWARE                                           94-2250509
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                                                          __________________

                                100 Cooper Court
                           Los Gatos, California 95030
                    (Address of Principal Executive Offices)
                               __________________

                 1992 Non-Employee Directors' Stock Option Plan
                        1981 Incentive Stock Option Plan
                       1981 Supplemental Stock Option Plan
                            (Full title of the plans)


                                Robert G. Teresi
                      President and Chief Executive Officer
                                Caere Corporation
                                100 Cooper Court
                           Los Gatos, California 95030
                                 (408) 395-7000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               __________________

                                   Copies to:

                               Lee F. Benton, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                        Five Palo Alto Square, Suite 400
                           Palo Alto, California 94306
                               __________________


                         CALCULATION OF REGISTRATION FEE



                                                     Proposed          Proposed
                                                     Maximum           Maximum
Title of                            Amount           Offering          Aggregate         Amount of
Securities to                       to be            Price Per         Offering          Registration
be Registered                       Registered       Share(1)          Price(1)          Fee


Common Stock                        175,000          $9.8125           $1,717,187.50     $592.13
(par value $.001)



(1)      Estimated  solely for the  purpose of  calculating  the amount of the  registration  fee.  The price per share and  aggregate  offering  price  are based  upon the  average  of the high and low sales  price of
         Registrant's Common Stock on August 22, 1996 as reported on the NASDAQ National Market System.




         Approximate date of commencement of proposed sale to the public:  As soon as practicable after this
Registration Statement becomes effective.


        INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-49114; 33-66430; 33-81708; 33-87824 and 33-86140

     The contents of the Registration Statement on Form S-8 No. 33-49114; 33-66430; 33-81708; 33-87824 and 33-86140 filed with the Securities and Exchange Commission on July 1, 1992; July 22, 1993; July 18, 1994; December 23, 1994 and June 6, 1995 are incorporated by reference herein.

                                                     EXHIBITS

Exhibit
Number

 5.1         Opinion of Cooley Godward Castro Huddleson & Tatum

23.1         Consent of KPMG Peat Marwick L.L.P.

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5.1 to this Registration Statement

23.3         Consent of Coopers & Lybrand, L.L.P.

24           Power of Attorney is contained on the signature pages.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, County of Santa Clara, State of California, on August 19, 1996.

                                     CAERE CORPORATION



                                     By  /s/ Blanche M. Sutter
                                         Blanche M. Sutter
                                         Senior Vice President,
                                         Chief Financial Officer and
                                         Secretary



                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Teresi and Blanche M. Sutter, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                                   Title                                            Date


  /s/ Robert G. Teresi                        President, Chief Executive                       August 19, 1996
      Robert G. Teresi                        Officer, Chairman of the
                                              Board and Director
                                              (Principal Executive
                                              Officer)


  /s/ Blanche M. Sutter                       Senior Vice President,                           August 19, 1996
      Blanche M. Sutter                       Chief Financial Officer
                                              and Secretary (Principal
                                              Financial and Accounting
                                              Officer)


  /s/ James K. Dutton                         Director                                         August 19, 1996
      James K. Dutton



  /s/ Wayne E. Rosing                         Director                                         August 19, 1996
      Wayne E. Rosing


  /s/ Frederick W. Zuckerman                  Director                                         August 19, 1996
      Frederick W. Zuckerman



  August 23, 1996

  Caere Corporation
  100 Cooper Court
  Los Gatos, California  95030

  Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Caere Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 175,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1992 Non-Employee Directors' Stock Option Plan, 1981 Incentive Stock Option Plan and 1981 Supplemental Stock Option Plan (the "Plans"). In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable. We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

  COOLEY GODWARD CASTRO
  HUDDLESON & TATUM



  By:  /s/ Lee F. Benton
              Lee F. Benton

                         Consent of Independent Auditors

The Board of Directors and Stockholders
Caere Corporation:

     We consent to the use of our reports dated January 26, 1996, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, incorporated herein by reference, which reports appear in the December 31, 1995, annual report on Form 10-K of Caere Corporation.

  /s/ KPMG Peat Marwick LLP

  San Jose, California
  August 23, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Caere Corporation on Form S-8 of our report dated March 4, 1994, on our audit of the financial statements of Calera Recognition Systems, Inc. as of December 31, 1993, and for the year ended, which report is included in the Annual Report on Form 10-K.


                                                   /s/ Coopers & Lybrand LLP

                                                   COOPERS & LYBRAND L.L.P.



  August 23, 1996
  San Jose, California